A special meeting of the funds' shareholders was held on June 13, 2001. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	3,469,429,279.53	84.503
Against	88,828,845.17	2.164
Abstain	547,421,101.84	13.333
TOTAL	4,105,679,226.54	100.000
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	3,410,604,399.22	83.070
Against	133,642,230.02	3.255
Abstain	561,432,597.30	13.675
TOTAL	4,105,679,226.54	100.000
PROPOSAL 3

To elect the fourteen nominees specified below as Trustees.*

	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	3,729,058,594.31	90.822
Withheld	376,828,205.15	9.178
TOTAL	4,105,886,799.46	100.000
Ralph F. Cox
Affirmative	3,728,191,836.44	90.801
Withheld	377,694,963.02	9.199
TOTAL	4,105,886,799.46	100.000
Phyllis Burke Davis
Affirmative	3,727,590,559.25	90.786
Withheld	378,296,240.21	9.214
TOTAL	4,105,886,799.46	100.000
Robert M. Gates
Affirmative	3,727,381,626.51	90.781
Withheld	378,505,172.95	9.219
TOTAL	4,105,886,799.46	100.000
Abigail P. Johnson
Affirmative	3,719,133,585.61	90.581
Withheld	386,753,213.85	9.419
TOTAL	4,105,886,799.46	100.000
Edward C. Johnson 3d
Affirmative	3,727,012,067.19	90.772
Withheld	378,874,732.27	9.228
TOTAL	4,105,886,799.46	100.000
Donald J. Kirk
Affirmative	3,729,546,645.08	90.834
Withheld	376,340,154.38	9.166
TOTAL	4,105,886,799.46	100.000
	# of Votes Cast	% of Votes Cast
Marie L. Knowles
Affirmative	3,730,214,531.11	90.850
Withheld	375,672,268.35	9.150
TOTAL	4,105,886,799.46	100.000
Ned C. Lautenbach
Affirmative	3,730,223,705.23	90.851
Withheld	375,663,094.23	9.149
TOTAL	4,105,886,799.46	100.000
Peter S. Lynch
Affirmative	3,731,093,331.09	90.872
Withheld	374,793,468.37	9.128
TOTAL	4,105,886,799.46	100.000
Marvin L. Mann
Affirmative	3,728,713,571.74	90.814
Withheld	377,173,227.72	9.186
TOTAL	4,105,886,799.46	100.000
William O. McCoy
Affirmative	3,726,454,338.36	90.759
Withheld	379,432,461.10	9.241
TOTAL	4,105,886,799.46	100.000
Robert C. Pozen
Affirmative	3,730,035,583.30	90.846
Withheld	375,851,216.16	9.154
TOTAL	4,105,886,799.46	100.000
William S. Stavropoulos
Affirmative	3,725,297,622.01	90.731
Withheld	380,589,177.45	9.269
TOTAL	4,105,886,799.46	100.000
PROPOSAL 4
To amend the fundamental investment limitation concerning underwriting for each fund (except Fidelity Freedom 2040 Fund).
Fidelity Freedom Income Fund
	# of Votes Cast	% of Votes Cast
Affirmative	269,142,170.56	90.043
Against	8,102,726.31	2.711
Abstain	21,657,600.16	7.246
TOTAL	298,902,497.03	100.000
Fidelity Freedom 2000 Fund
	# of Votes Cast	% of Votes Cast
Affirmative	465,528,371.24	86.739
Against	13,429,956.70	2.502
Abstain	57,743,443.59	10.759
TOTAL	536,701,771.53	100.000
Fidelity Freedom 2010 Fund
	# of Votes Cast	% of Votes Cast
Affirmative	1,197,858,474.34	84.793
Against	45,246,712.13	3.203
Abstain	169,573,726.12	12.004
TOTAL	1,412,678,912.59	100.000
Fidelity Freedom 2020 Fund
	# of Votes Cast	% of Votes Cast
Affirmative	881,820,527.10	79.457
Against	36,526,781.77	3.291
Abstain	191,460,982.47	17.252
TOTAL	1,109,808,291.34	100.000
Fidelity Freedom 2030 Fund
	# of Votes Cast	% of Votes Cast
Affirmative	535,268,932.73	74.834
Against	27,420,974.46	3.834
Abstain	152,581,787.72	21.332
TOTAL	715,271,694.91	100.000
PROPOSAL 5
To amend the fundamental investment limitation concerning lending for each fund.
Fidelity Freedom Income Fund
	# of Votes Cast	% of Votes Cast
Affirmative	265,534,644.47	88.837
Against	11,097,597.57	3.712
Abstain	22,270,254.99	7.451
TOTAL	298,902,497.03	100.000
Fidelity Freedom 2000 Fund
	# of Votes Cast	% of Votes Cast
Affirmative	464,357,396.41	86.521
Against	15,038,978.67	2.802
Abstain	57,305,396.45	10.677
TOTAL	536,701,771.53	100.000
Fidelity Freedom 2010 Fund
	# of Votes Cast	% of Votes Cast
Affirmative	1,187,829,004.75	84.083
Against	53,750,034.40	3.805
Abstain	171,099,873.44	12.112
TOTAL	1,412,678,912.59	100.000
Fidelity Freedom 2020 Fund
	# of Votes Cast	% of Votes Cast
Affirmative	875,955,999.70	78.929
Against	41,526,677.09	3.741
Abstain	192,325,614.55	17.330
TOTAL	1,109,808,291.34	100.000
Fidelity Freedom 2030 Fund
	# of Votes Cast	% of Votes Cast
Affirmative	532,915,236.86	74.505
Against	29,526,991.98	4.128
Abstain	152,829,466.07	21.367
TOTAL	715,271,694.91	100.000
Fidelity Freedom 2040 Fund
	# of Votes Cast	% of Votes Cast
Affirmative	23,350,424.49	72.256
Against	1,011,754.96	3.131
Abstain	7,953,879.70	24.613
TOTAL	32,316,059.15	100.000

*Denotes trust-wide proposals and voting results.